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                                                                Exhibit 10(o)(3)


                             SECOND AMENDMENT TO THE
                     PEOPLES HERITAGE FINANCIAL GROUP, INC.
                              THRIFT INCENTIVE PLAN

         The Peoples Heritage Financial Group, Inc. Thrift Incentive Plan (the "Plan") was last amended and restated effective generally January 1, 1996, and subsequently amended by a First Amendment effective as of the dates set forth therein. The Plan is hereby further amended as set forth herein, effective January 1, 1997. The terms used in this Amendment shall have the meanings set forth in the Plan unless the context indicates otherwise.

1. Section 1.4 shall be amended by adding the following sentences at the end thereof:

         "For purposes of this Section, 'Earnings' shall mean earnings as defined in Section 4.4(a)(iv) and, for Plan Years beginning before January 1, 1998, may, at the election of the Plan Administrator, include amounts excludable from gross income under Sections 125, 402(e)(3) and 402(h)(1)(B) of the Code. For Plan Years beginning on or after January 1, 1998, the Plan Administrator may elect not to include such amounts."

2. Section 1.5 shall be amended by adding the following sentences at the end thereof:

         "For purposes of this Section, 'Earnings' shall mean earnings as defined in Section 4.4(a)(iv) and, for Plan Years beginning before January 1, 1998, may, at the election of the Plan Administrator, include amounts excludable from gross income under Sections 125, 402(e)(3) and 402(h)(1)(B) of the Code. For Plan Years beginning on or after January 1, 1998, the Plan Administrator may elect not to include such amounts."

3.       Section 1.24 shall be amended to read in its entirety as follows:

                  "1.24 'Forfeiture.' The portion of the Company Matching Contribution Account that is forfeited on account of one or more of the following events: (a) distribution of a Participant's entire Vested Interest in his or her Company Matching Contribution Account under
         Article VIII, (b) the occurrence of the last day of the Plan Year coincident with or next following five (5) consecutive Breaks in Service, or (c) a reduction of Company Matching Contributions under
         Section 3.7(c). Subject to Section 7.2(c), Forfeitures shall be applied to reduce future Company Matching Contributions."

4. The second paragraph of Section 1.17 shall be amended to read in its entirety as follows:

                  "Notwithstanding the foregoing to the contrary, effective January 1, 1989, the annual Earnings of any Employee in excess of Two Hundred Thousand Dollars ($200,000.00) (or such higher amount as the Secretary of the Treasury may prescribe) shall not be taken into account under the Plan, and, effective January 1, 1994, the annual Earnings of any Employee in excess of One Hundred Fifty Thousand Dollars ($150,000.00) (or such higher amount as the Secretary may prescribe) shall not be taken into account under the Plan. In the event Earnings are determined based on a period of time which contains fewer than twelve (12) calendar months, the annual Earnings limit


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         shall be an amount equal to the annual Earnings limit for the calendar year in which the period begins multiplied by a fraction, the numerator of which is the number of full calendar months and the denominator of which is twelve (12). Effective for Plan Years beginning before January 1, 1997, for purposes of the annual Earnings limit, any Earnings paid to an Employee who is the spouse or a lineal descendant (who has not attained age nineteen (19) by the close of the Plan Year) of an Employee who is a five percent owner (as defined in Section 416(i)(1) of the Code) or one of the ten (10) Highly Compensated Employees paid the highest earnings (as defined in Section 4.4) for the Plan Year shall be treated as paid to or on behalf of such five percent owner or Highly Compensated Employee. If Earnings for a prior Plan Year are taken into account for any Plan Year, such Earnings shall be subject to the annual Earnings limit in effect for such prior Plan Year."

5. Section 1.20 shall be amended by adding the following sentences at the end thereof:

                  "The determination whether an individual is a director or independent contractor under clauses (a) and (b) shall be based upon the classification by the Employer (without regard to the classification of such individual by a third party). Effective upon the acquisition of Morse, Payson & Noyes by the Company, individuals employed by Morse, Payson & Noyes shall not be Employees under the Plan."

6.       Section 1.25 shall be amended to read in its entirety as follows:

                  "1.25. 'Highly Compensated Employee' means, effective January 1, 1997 (and, on and after such date, for purposes of determining whether an employee was a Highly Compensated Employee for the Plan Year beginning January 1, 1996), any employee of the Employer or any Affiliate who (a) at any time during the Plan Year or the preceding Plan Year owns (or is considered to own within the meaning of Section 318 of the Code, as modified by Section 416(i)(1)(A)(iii) of the Code) more than five percent (5%) of the outstanding stock of the Company or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Company; or (b) for the preceding Plan Year received compensation (as defined hereinafter in this Section) from the Employer or any Affiliate in excess of eighty thousand dollars ($80,000) (or such higher amount as the Secretary of the Treasury may prescribe) and was in the group consisting of the top twenty percent (20%) of the employees of the Employer and all Affiliates when ranked on the basis of compensation paid during the Plan Year. A former employee of the Employer or an Affiliate shall be treated as a "highly compensated employee" if that employee was a "highly compensated employee" when the employee separated from Service or that employee was a "highly compensated employee" at any time after attaining age fifty-five (55). For purposes of this Section, the term "compensation" means Compensation as defined Section 3.10(g)(ii). The determination of who is a Highly Compensated Employee, including the number and identity of employees in the group consisting of the top twenty percent (20%) of employees described above, shall be made in accordance with Section 414(q) of the Code and the regulations thereunder."


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7.       Section 1.49(a)(ii) shall be amended by the addition of the following sentence at the end thereof:

                  "Notwithstanding the foregoing to the contrary, in the case of a Employee who commences participation in the Plan on or after January 1, 1998, the computation period for vesting purposes shall be the Plan Year."

8. Section 1.49 shall be amended by the addition of the following Paragraphs (e), (f) and (g) at the end thereof:

                  "(e) Effective July 1, 1996, all Years of Service with Bank of New Hampshire Corporation or Bank of New Hampshire prior to the date on which such bank was acquired by the Company shall be recognized for participation and vesting purposes under this Plan.

                  "(f) Effective January 1, 1997, all Years of Service with Family Bancorp or Family Mutual Savings Bank, FSB, prior to the date on which such bank was acquired by the Company shall be recognized for participation and vesting purposes under this Plan.

                  "(g) Effective October 1, 1997, all Years of Service with Atlantic Bancorp or Atlantic Bank, N.A., prior to the date on which such bank was acquired by the Company shall be recognized for participation and vesting purposes under this Plan."

9. Section 2.4 shall be amended by the addition of the following Paragraphs (c), (d), (e) and (f) at the end thereof:

                  "(c) Each Employee who was previously employed by Bank of New Hampshire Corporation or Bank of New Hampshire, immediately prior to the date on which such bank was acquired by the Company, shall be eligible to participate in the Plan as of the later of July 1, 1996, or the first day of the Calendar Quarter coincident with or next following completion of a Year of Service, provided that a Participation Agreement has been filed with the Plan Administrator by the fifteenth day of the month immediately preceding such Calendar Quarter. For purposes of determining whether an Employee described in this Section has completed a Year of Service, his or her service with Bank of New Hampshire Corporation or Bank of New Hampshire shall be taken into account.

                  "(d) Each Employee who was previously employed by Family Bancorp or Family Mutual Savings Bank, FSB, immediately prior to the date on which such bank was acquired by the Company, shall be eligible to participate in the Plan as of the later of January 1, 1997, or the first day of the Calendar Quarter coincident with or next following completion of a Year of Service, provided that a Participation Agreement has been filed with the Plan Administrator by the fifteenth day of the month immediately preceding such Calendar Quarter. For purposes of determining whether an Employee described in this Section has completed a Year of Service, his or her service with Family Bancorp or Family Mutual Savings Bank, FSB, shall be taken into account.


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                  "(e) Each Employee who was previously employed by Atlantic
         Bancorp or Atlantic Bank, N.A., immediately prior to the date on which such bank was acquired by the Company, shall be eligible to participate in the Plan as of the late of October 1, 1997, or the first day of the Calendar Quarter coincident with or next following completion of a Year of Service, provided that a Participation Agreement has been filed with the Plan Administrator by the fifteenth day of the month immediately preceding such Calendar Quarter. For purposes of determining whether an Employee described in this Section has completed a Year of Service, his or her service with Atlantic Bancorp or Atlantic Bank, N.A., shall be taken into account."

10.      Section 3.6 shall be amended to read in its entirety as follows:

                  "3.6 LIMITATIONS ON ACTUAL DEFERRAL PERCENTAGE. In the event a Participant who is a Highly Compensated Employee participates in two or more cash or deferred arrangements (under Section 401(k) of the Code) that have different plan years, for purposes of this Section, all such arrangements ending with or within the same calendar year shall be treated as a single arrangement. For purposes of this Section, this Plan and any other Code Section 401(k) plan maintained by the Company or any of its Affiliates shall be treated as a single plan if such plans are treated as one plan for purposes of Section 401(a)(4) or
         Section 410(b) of the Code or if a Highly Compensated Employee participates in such other plan. Plans may be aggregated to satisfy
         Section 401(k) of the Code only if such plans have the same Plan Year.

                           "(a) The Actual Deferral Percentage for Participants who are Highly Compensated Employees for any Plan Year commencing after December 31, 1996, shall not exceed the greater of:

                                    "(i) the Actual Deferral Percentage for all
                  other Participants for the preceding Plan Year multiplied by 1.25; or


                                    "(ii) the lesser of the Actual Deferral
                  Percentage for all other Participants for the preceding Plan Year multiplied by 2, or the Actual Deferral Percentage for such Participants for the preceding Plan Year plus two percent (2%).

                           "(b) The sum of the Actual Deferral Percentage for Participants who are Highly Compensated Employees and the Contribution Percentage for Participants who are Highly Compensated Employees for any Plan Year commencing after December 31, 1996, shall not exceed the greater of:


                                    "(i) the sum of (A) the greater of the
                  Actual Deferral Percentage for all other Participants for the preceding Plan Year multiplied by 1.25 or the Contribution Percentage for all other Participants for the preceding Plan Year multiplied by 1.25, and (2) the lesser of the Actual Deferral Percentage for all other Participants for the preceding Plan Year plus 2 or the Contribution Percentage for all other Participants for the preceding Plan Year plus 2, provided



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                  that in no event shall such percentage plus 2 exceed such
                  percentage multiplied by 2.

                                    "(ii) the sum of (1) the lesser of the
                  Actual Deferral Percentage for all other Participants for the preceding Plan Year multiplied by 1.25 or the Contribution Percentage for all other Participants for the preceding Plan Year multiplied by 1.25, and (2) the greater of the Actual Deferral Percentage for all other Participants for the preceding Plan Year plus 2 or the Contribution Percentage for all other Participants for the preceding Plan Year plus 2, provided that in no event shall such percentage plus 2 exceed such percentage multiplied by 2.

                  "Paragraph (b) of this Section shall not apply if the respective Actual Deferral Percentage and Average Contribution Percentage of the Highly Compensated Employees for any Plan Year commencing after December 31, 1996, does not exceed the respective Actual Deferral Percentage and Average Contribution Percentage of all other Participants for the preceding Plan Year multiplied by 1.25.

                  "Notwithstanding the foregoing provisions of this Section to the contrary, with respect to the Plan Year commencing January 1, 1997, the Plan Administrator may elect, pursuant to IRS Notice 97-2, to apply Paragraphs (a) and (b) of this Section by substituting the phrase "such Plan Year" for the phrase "the preceding Plan Year" in said Paragraphs and in the sentence immediately following Paragraph (b).

                  "For purposes of this Section, Salary Deferrals and Company Matching Contributions must be made before the last day of the twelve
         (12) month period immediately following the Plan Year to which such contributions relate. For purposes of this Section, any Salary Deferrals returned to a Participant pursuant to Section 4.4 shall be disregarded.

                  "The Company shall maintain records sufficient to demonstrate compliance with this Section and the amount of any Company Matching Contributions used to satisfy this Section. The determination and treatment of the contributions on behalf of any Participant that are taken into account for purposes of this Section shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury."

11.      Section 3.8 shall be amended to read in its entirety as follows:

                  "3.8     SPECIAL RULES FOR COMPANY MATCHING CONTRIBUTIONS.

                           "(a) The Contribution Percentage for Participants who are Highly Compensated Employees for any Plan Year commencing after December 31, 1996, shall not exceed the greater of:

                                    "(i) the Contribution Percentage for all
                  other Participants for the preceding Plan Year multiplied by 1.25; or



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                                    "(ii) the lesser of the Contribution
                  Percentage for all other Participants for the preceding Plan Year multiplied by 2, or the Contribution Percentage for such Participants for the preceding Plan Year plus two percent (2%).

                  "Notwithstanding the foregoing provisions to the contrary, with respect to the Plan Year beginning January 1, 1997, the Plan Administrator may elect, pursuant to IRS Notice 97-2, to apply this Paragraph (a) by substituting the phrase "such Plan Year" for the phrase "the preceding Plan Year."

                           "(b) For purposes of this Section, if two or more qualified plans maintained by the Company or any of its Affiliates are treated as one plan to meet the requirements of Section 401(a)(4),
         Section 410(b) or Section 401(m) of the Code, such plans shall be treated as a single plan. If a Participant who is a Highly Compensated Employee participates in any other qualified plan maintained by the Company to which Company Matching Contributions or Employee contributions are made, all such contributions for Plan Years ending with or within the same calendar year shall be aggregated for purposes of this Section. If a Participant who is a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same plan year.

                           "(c) To the extent Salary Deferrals are taken into account under this Section, any Salary Deferrals returned to a Participant pursuant to Section 4.4 shall be disregarded.

                           "(d) Notwithstanding Section 7.3 to the contrary, any Company Matching Contribution which is attributable to an excess deferral under Section 3.2 or an Excess Salary Deferral shall be forfeited and shall be disregarded for purposes of Paragraph (a) of this Section. Forfeitures shall be used to reduce future Company Matching Contributions.

                           "(e) For purposes of this Section, Company Matching Contributions shall be treated as made for a Plan Year if such contributions are made no later than the end of the twelve (12) month period beginning on the day after the close of the Plan Year. The Company shall maintain records sufficient to demonstrate satisfaction of this Section and the amount of any Salary Deferrals taken into account under this Section. The determination and treatment of the individual contribution percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                           "(f) In the event that the Average Contribution Percentage of the Participants who are Highly Compensated Employees for any Plan Year exceeds the limitation of Paragraph 3.8 (a) above, the Plan Administrator shall, within two and one



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         half (2 1/2) months after the end of such year, distribute the Excess
         Aggregate Contributions to the extent nonforfeitable (plus any income and minus any loss allocable thereto) to such Participants on the basis of the respective portions of the Excess Aggregate Contributions attributable to each such Participant and shall designate such distribution as a distribution of Excess Aggregate Contributions (plus any income and minus any loss allocable thereto). To the extent the Excess Aggregate Contributions are forfeitable, they shall be forfeited in accordance with the provisions of Section 7.3; provided, however, that forfeitures of Excess Aggregate Contributions may not be allocated to the Aggregate Accounts of Participants whose Company Matching Contributions are reduced pursuant to this paragraph 3.8(g).

                           "Notwithstanding the foregoing provisions of this Section to the contrary, in lieu of distributing Excess Aggregate Contributions to the extent nonforfeitable (plus any income and minus any loss allocable thereto) to Participants who are Highly Compensated Employees or forfeiting Excess Aggregate Contributions (to the extent forfeitable) in order to comply with Paragraph 3.8(a) above for any Plan Year, the Company may make qualified nonelective contributions as provided in Section 3.4.

                           "(g) Excess Aggregate Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Aggregate Contributions shall be determined by the same manner in which income or loss is allocated to Participants' Aggregate Accounts under Article IV.

                           "(h) The amount of Excess Aggregate Contributions of any Participant who is a Highly Compensated Employee shall be determined by reducing contributions on behalf of all such Participants in the order of their respective amounts, beginning with the highest such amount. The determination of the amount of Excess Aggregate Contributions with respect to the Plan shall be made after first determining the amount of excess deferrals under Section 3.2 and second determining the amount of Excess Salary Deferrals under Section 3.6."

12. Section 3.10 shall be amended by deleting the phrase "and the amount transferred is One Thousand Dollars ($1,000) or more" wherever such phrase appears in Section 3.10.

13. Section 4.4(a)(iv) shall be amended by adding at the end thereof the following paragraph:

                  "For Limitation Years beginning after December 31, 1997, for purposes of applying the limitations of this Section 4.4, 'earnings' for a Limitation Year shall also include any elective deferrals within the meaning of Section 402(g)(3) of the Code and any amount that is contributed or deferred by the Employer or an Affiliate at the election of an Employee and which is not includable in the gross income of the Employee by reason of Section 125 of the Code."



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14.      Section 6.1 shall be amended to read in its entirety as follows:

                  "6.1 IN-SERVICE WITHDRAWALS. A Participant may withdraw all or any part of his or her Vested Interest attributable to Salary Deferrals and Rollover Contributions after attaining 59 1/2 years of age and, effective January 1, 1998, may withdraw all or any part of his or her Vested Interest in his or her Aggregate Account after attaining Normal Retirement Age. The Plan Administrator shall establish reasonable procedures for handling withdrawal requests under this section."

15. Effective January 1, 1998, Section 6.3 shall be amended to read in its entirety as follows:

         "6.3 LOANS. The Plan Administrator may, upon the request of a Participant or Beneficiary who is a "party in interest" as defined in Section 3(14) of ERISA, direct the Trustee to make a loan to such Participant or Beneficiary from the Participant's Salary Deferral Contribution Account, Company Matching Contribution Account, and Rollover Contribution Account, if any, subject to the following:

                  "(a) The amount of each loan shall be determined with reference to the fair market value of the Participant's Aggregate Account as of the most recent Valuation Date for which valuation data has been received by the Plan Administrator.

                  "(b) Any loan made on or after January 1, 1987, when added to the balance of all other outstanding loans with respect to a Participant's Aggregate Account, shall not exceed the lesser of:

                                    "(i) Fifty Thousand Dollars ($50,000),
                  reduced by the excess, if any, of:

                                            "(A) the Participant's highest
                           outstanding loan balance under the Plan for the one
                           (1) year period ending on the day before such loan is made, over

                                            "(B) the Participant's loan balance
                           under the Plan on the day such loan is made, or


                                    "(ii) Fifty percent (50%) of the sum of the
                  Participant's Salary Deferral Contribution Account, the nonforfeitable portion of his or her Company Matching Contribution Account, and his or her Rollover Contribution Account.

"The total unpaid balance of all loans (including accrued but unpaid interest) made with respect to a Participant's Aggregate Account under the Plan and all other qualified plans maintained by his or her Employer shall not exceed the maximum amount permitted under Section 72(p) of the Code.



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                  "(c) Effective January 1, 1998, no loan shall be made in an amount less than One Thousand Dollars ($1,000), nor shall a loan be made if a Participant has any other loan outstanding with respect to his or her Aggregate Account under the Plan.

                  "(d) Each loan shall be evidenced by a promissory note bearing a reasonable rate of interest as determined by the Plan Administrator, taking into consideration interest rates currently being charged by commercial lenders for loans made under similar circumstances, and shall be adequately secured in such manner as the Plan Administrator may determine. Collateral for a loan may consist of an assignment of not more than fifty percent (50%) of a Participant's Vested Interest in his or her Aggregate Account, provided such collateral adequately secures repayment of the loan. In the event of a default on a loan, the Plan Administrator shall, after giving the Participant or Beneficiary written notice of the default and an opportunity to cure the default, in accordance with the terms and conditions of such loan, foreclose upon the collateral to the extent necessary to satisfy the Participant's obligation. If the collateral for such loan is the Participant's interest in his or her Aggregate Account, such foreclosure may not occur prior to the Participant's termination of employment.

                  "(e) Each loan shall be made for such term and, subject to (d) above, upon such terms and conditions as the Plan Administrator shall determine; provided that substantially level amortization, with payments not less frequently than quarterly, shall be required over the term of any loan; and further provided that the term shall not exceed five (5) years unless the loan is used to acquire a principal residence for the Participant, in which case the term shall not exceed fifteen (15) years.

                  "(f) Each loan to a Participant or Beneficiary shall be treated and accounted for as an investment of such Participant's Aggregate Account, and loans shall be charged against the Investment Funds in which the Participant's Aggregate Account is invested as of the date such loan is made. Amounts of principal and interest paid on any loan shall be transferred to the Investment Funds in accordance with the Participant's investment direction in effect at the time of payment.

                  "(g) No loan shall be made to any owner-employee or shareholder-employee. For purposes of this subsection (g), an "owner-employee" means a self-employed individual who is a sole proprietor or who is a partner in an Employer who owns more than ten percent (10%) of either the capital or profits interest in such Employer, and a "shareholder-employee" means an employee or officer of an electing small business corporation (S corporation) who owns (or is considered as owning within the meaning of Section 318(a)(1) of the Code), on any day during the taxable year of such corporation, more than five percent (5%) of the outstanding stock of the corporation.

                  "(h) No distribution (other than a deemed distribution under Section 72(p) of the Code) shall be made to any Participant or Former Participant or to a Beneficiary of any Participant until all unpaid loans with respect to the Participant's Aggregate Account, including accrued interest thereon, have been paid in full. In the event a Participant or Beneficiary becomes entitled to a distribution of his or her Aggregate Account under the Plan, and at the



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time of such distribution there remain outstanding any unpaid loans with respect to his or her Aggregate Account, then

                                    "(i) such unpaid loan shall be treated as
                  due and payable immediately as of the date distribution is made or commences;

                                    "(ii) the Aggregate Account of the
                  Participant or Beneficiary shall be reduced prior to any such distribution by the amount of the principal and accrued interest outstanding on such loan;

                                    "(iii) the loan shall be deemed to be paid
                  in full as of the date the distribution is made or commences; and

                                    "(iv) such Participant or Beneficiary shall
                  be treated as receiving or commencing to receive a distribution of his or her entire Aggregate Account.

                  "(i) The Plan Administrator shall suspend the obligation to repay any loan made to a Participant pursuant to this Section 6.3 for any period during which such Participant is performing service in the uniformed services (within the meaning of the Uniformed Services Employment and Reemployment Rights
Act), and such suspension shall not be taken into account for purposes of Sections 72(p), 401(a), or 4975(d)(1) of the Code.

                  "(j) The Plan Administrator shall follow a uniform and nondiscriminatory policy in making loans to assure that loans are available to all Participants and Beneficiaries who are "parties in interest" on a reasonably equivalent basis as required under 29 C.F.R. Section 2550.408b-1 and to further assure that the Plan meets the requirements of Section 401(a)(4) of the Code.

                  "(k) The Plan Administrator shall establish, in writing, administrative procedures to carry out the provisions of this Section 6.3. A request for a loan shall be made by such written, telephonic or electronic means as may be prescribed by the Plan Administrator.

                           "(l) The provisions of this Section shall be applicable to loans granted or renewed under the Plan on or after January 1, 1998, and loans granted or renewed prior to such date shall be governed by the provisions of the Plan as in effect on the date of such grant or renewal; provided that, with respect to a Predecessor Plan Account, the provisions of this Section shall be applicable to loans granted or renewed after the Plan Affiliation Date, if later."

16. Section 8.3(a) and (b) shall be amended to read in their entirety as follows:

                  "8.3     BENEFIT ON TERMINATION OF EMPLOYMENT.

                           "(a) If a Participant terminates his or her employment prior to Normal Retirement Age for any reason other than on account of Disability or death, and his or her Vested Interest has never exceeded the applicable cash-out amount, such Participant shall



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         receive a single lump sum payment in cash equal to his or her Vested
         Interest as soon as administratively feasible after the Valuation Date following such termination of employment. The remaining nonvested portion of such Participant's Aggregate Account shall be immediately forfeited. For purposes of this Paragraph, if the value of the Participant's vested interest in his or her Company Matching Contribution Account upon terminating employment is zero, such Participant shall be deemed to have received an immediate distribution of such interest.

                           "(b) If a Participant terminates employment prior to Normal Retirement Age for any reason other than on account of Disability or death and his or her Vested Interest at any time has exceeded the applicable cash-out amount, such Participant shall be entitled to receive his or her Vested Interest in one or more of the forms of benefit provided under Section 8.5(a). A Participant electing to receive a distribution shall forfeit the nonvested portion of his or her Aggregate Account.

         "For purposes of Paragraphs (a) and (b), the 'applicable cash-out amount' means three thousand five hundred dollars ($3,500) before January 1, 1998, and five thousand dollars ($5,000) (or such higher amount as may be permitted by Code Section 417(e)(1) on or after January 1, 1998."

17. The first sentence of Section 8.5(b) shall be amended to read in its entirety as follows:

                  "(b) Any distribution to a Participant who has a Vested Interest that exceeds the applicable cash-out amount (within the meaning of Section 8.3), or that exceeded the applicable cash-out amount at the time of any prior distribution, shall require such Participant's written consent if such distribution commences prior to Normal Retirement Age."

18.      Section 8.5(c)(i) shall be amended to read in its entirety as follows:

                  "(i) A Participant's benefits shall be distributed commencing not later than the required beginning date or shall be distributed, beginning not later than the required beginning date, over a period not extending beyond the life expectancy of such Participant or the life expectancy of the Participant and the joint annuitant of the Participant. For purposes of this Paragraph (c), the required beginning date is the date prescribed by Section 401(a)(9) with respect to the Participant."

19.      Section 14.2 shall be amended to read in its entirety as follows:

                           "14.2 PREDECESSOR PLANS. The plans identified on
                  Appendix A to the Plan shall be Predecessor Plans as of their respective Plan Affiliation Dates stated therein."

20.      Article XIV shall be amended by the  addition of new Sections  14.5 and
14.6 at the end thereof, reading in their entirety as follows:

                  "14.5 DISTRIBUTION OF PREDECESSOR PLAN ACCOUNTS. Notwithstanding any other provision of the Plan to the contrary, with respect to his or her Predecessor Plan Account only, and in lieu of the methods of distribution described in Sections 6.1, 6.2 and Article VIII, a Predecessor Plan Participant may elect an optional form of payment made available under the applicable Predecessor Plan as in effect immediately prior to the Plan Affiliation Date. For purposes of this Section, an "optional form of payment" is a distribution form with respect to a Predecessor Plan Account, including all features relating to such form that are protected under Section 411(d)(6) of the Code and Treasury Regulation Section 1.411(d)-4.

                  "14.6 PREDECESSOR PLAN ACCOUNTS SUBJECT TO SURVIVOR ANNUITY REQUIREMENTS. The Plan shall be a "transferee plan" (within the meaning of Treasury Regulation Section 1.401(a)-20) with respect to each Predecessor Plan Account attributable to the SBERA 401(k) Plan As Adopted by Family Mutual Savings Bank, and each other Predecessor Plan Account that may be held under this Plan as a result of a merger, spinoff, or other transaction having the effect of a transfer that is subject to the survivor annuity requirements of Sections 401(a)(11) and 417 of the Code. Notwithstanding any other provision of the Plan to the contrary, if the Plan is a transferee plan with respect to any portion of a Participant's Aggregate Account, then his or her entire Aggregate Account shall be subject to such survivor annuity requirements and, with respect to such requirements, shall be administered in accordance with the applicable Predecessor Plan as in effect on the date immediately preceding the Plan Affiliation Date. Each such Aggregate Account shall be accounted for in the manner described in Treasury Regulation Section 1.401(a)-20, Q&A-5(b)."

21.      Section 16.2 shall be amended to read in its entirety as follows:

                  "16.2    NON-ASSIGNABILITY OF THE RIGHT TO RECEIVE BENEFITS.

                           "(a) Except with respect to the creation, assignment, or recognition of a right to a benefit payable with respect to a Participant pursuant to a Qualified Domestic Relations Order under
         Section 8.9, and subject to Paragraph (b), no benefit payable under the Plan to any person shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void. No such benefit shall be in any manner liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any person nor shall it be subject to attachment or legal process for or against any person, and the same shall not be recognized under the Plan, except to the extent as may be provided pursuant to a Qualified Domestic Relations Order or an order or requirement to pay described in Paragraph (b), or otherwise required by law.

                           "(b) Effective August 5, 1997, Paragraph (a) shall not apply to any offset of a Participant's Aggregate Account balance against an amount that the Participant is ordered or required to pay to the Plan, and the Plan shall not be treated as failing to meet the requirements of Code Sections 401(a)(13) or 409(d) solely by reason of such an offset, provided:

                                    "(i) the order or requirement to pay arises
                  (A) under a judgment of conviction for a crime involving the Plan; (B) under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of Part 4 of Subtitle B of Title I of ERISA; or (C) pursuant to a settlement agreement between the Secretary of Labor and the Participant, or a settlement agreement between the Pension Benefit Guaranty Corporation and the Participant, in connection with a violation (or alleged violation) of Part 4 of Subtitle B of Title I of ERISA by a fiduciary or any other person;

                                    "(ii) the judgment, order, decree or
                  settlement agreement expressly provides for the offset of all or a part of the amount ordered or required to be paid to the Plan against the Participant's Aggregate Account balance; and

                                    "(iii) in the event that the survivor
                  annuity requirements of Code Section 401(a)(11) apply with respect to distribution of the Participant's Aggregate Account, if the Participant has a spouse at the time at which the offset is to be made, the requirements of Code Section 401(a)(13)(C)(iii) are satisfied."

22. Article XVI shall be amended by the addition of new Section 16.10 at the end thereof, reading in its entirety as follows:

                  "16.10 USERRA REQUIREMENTS. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code."

23. Appendix A shall be amended to read in its entirety in the manner appended to this Second Amendment.

                              * * * * * * * * * * *

         IN WITNESS WHEREOF, to record the adoption of this Second Amendment as of the effective date stated herein, Peoples Heritage Financial Group, Inc. has caused this instrument to be executed by its duly authorized officer this 18th day of December, 1997.

                                          PEOPLES HERITAGE FINANCIAL GROUP, INC.



                                          By /s/ Carol Mitchell
                                             -----------------------------------
                                             Its Senior Vice President

                     PEOPLES HERITAGE FINANCIAL GROUP, INC.
                              THRIFT INCENTIVE PLAN
                                   APPENDIX A

         Each of the following Schedules sets forth certain benefits, rights, and features under Predecessor Plans that remain in effect solely with respect to a Participant's Predecessor Plan Account in accordance with Article XIV of the Plan, and, to the extent applicable with respect to any Predecessor Plan Participant, for purposes of Section 14.6 of the Plan.

SCHEDULE                                    PREDECESSOR PLAN                          PLAN AFFILIATION DATE
--------                                    ----------------                          ---------------------
1                   Mid Maine Savings Bank, FSB 401(k) Savings Plan                   January 1, 1996
2                   Bank of New Hampshire Corporation Tax Deferred Savings &          July 1, 1996
                    Investment Plan
3                   SBERA 401(k) Plan As Adopted By Family Mutual Savings Bank        April 1, 1997
4                   Atlantic Bank 401(k) Profit Sharing Plan                          December 1, 1997


                                 SCHEDULE NO. 1

                                 RELATING TO THE
                 MID MAINE SAVINGS BANK, FSB 401(K) SAVINGS PLAN

         The Mid Maine Savings Bank, FSB 401(k) Savings Plan (the "Mid Maine Plan") was merged into the Plan effective January 1, 1996. The provisions of the Mid Maine Plan remaining in effect under Article XIV of this Plan with respect to the Predecessor Plan Account of a participant in the Mid Maine Plan on December 31, 1995, shall be as set forth in the Mid Maine Plan as in effect on such date, which is incorporated by reference herein.

                                 SCHEDULE NO. 2
                RELATING TO THE BANK OF NEW HAMPSHIRE CORPORATION
                     TAX DEFERRED SAVINGS & INVESTMENT PLAN

         The Bank of New Hampshire Corporation Tax Deferred Savings & Investment Plan (the "Bank of New Hampshire Plan") was merged into the Plan effective July 1, 1996. The provisions of the Bank of New Hampshire Plan remaining in effect under Article XIV of this Plan with respect to the Predecessor Plan Account of a participant in the Bank of New Hampshire Plan on June 30, 1996, shall be as set forth in the Bank of New Hampshire Plan as in effect on such date, which is incorporated by reference herein.

                                 SCHEDULE NO. 3
                        RELATING TO THE SBERA 401(K) PLAN
                    AS ADOPTED BY FAMILY MUTUAL SAVINGS BANK

         The SBERA 401(k) Plan as Adopted By Family Mutual Savings Bank (the "Family Bank Plan") was merged into the Plan effective April 1, 1997. The provisions of the Family Bank Plan remaining in effect under Article XIV of this Plan with respect to the Predecessor Plan Account of a participant in the Family Bank Plan on March 31, 1997, shall be as set forth in the Family Bank Plan as in effect on such date, which is incorporated by reference herein.

                                 SCHEDULE NO. 4
            RELATING TO THE ATLANTIC BANK 401(K) PROFIT SHARING PLAN

         The Atlantic Bank 401(k) Profit Sharing Plan (the "Atlantic Bank Plan") shall be merged into the Plan effective December 1, 1997. The provisions of the Atlantic Bank Plan remaining in effect under this Plan with respect to the Predecessor Plan Account of a participant in the Atlantic Bank Plan on November 30, 1997, shall be as set forth in the Atlantic Bank Plan as in effect on such date, which is incorporated by reference herein.